SECURITIES AND EXCHANGE COMMISSION


                      Washington, DC  20549


                            FORM 8-K


                         CURRENT REPORT


               Pursuant to Section 13 or 15(d) of
               the Securities Exchange Act of 1934



        Date of Report (Date of Earliest Event Reported):
                         April 25, 1997


              INDUSTRIAL SERVICES OF AMERICA, INC.
     (Exact name of registrant as specified in its charter)


                             FLORIDA
         (State or other jurisdiction of incorporation)


          0-20979                          59-0712746
(Commission File Number)        (IRS Employer Identification No.)


          7100 Grade Lane
          P.O. Box 32428
          Louisville, KY                                  40232
(Address of principal executive offices)               (Zip Code)


                         (502) 368-1661
      (Registrant's telephone number, including area code)

Item 2.   ACQUISITION OR DISPOSITION OF ASSETS.  On April 25,
-------   ------------------------------------
 1997, Industrial Services of America, Inc. ("ISA") entered into a Letter Agreement with TMG Enterprises, Inc., Fetra Investments, Mr. John Fellonneau and Mr. Mark Trakhtenberg (the "Sellers") to purchase certain assets other than real property. K & R Corporation, an affiliate of ISA, simultaneously will purchase real property and related improvements from the Fetra Investments. K & R Corporation is intending upon consummation of the transaction to lease the property back to ISA. Terms of the lease are to be negotiated between the parties at that time.
TMG, Fetra, Fellonneau and Trakhtenberg operate a ferrous and nonferrous facility. ISA has agreed to pay two million one hundred thousand dollars ($2,100,000) in a combination of common stock and cash for the assets. The transaction is subject to successful completion of due diligence and is anticipated to be completed and close on or about July 1, 1997.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date:                    INDUSTRIAL SERVICES OF AMERICA, INC.
      ---------------


                         By: /s/ Harry Kletter
                            -----------------------------------
                              Harry Kletter
                              President and Chief
                              Executive Officers